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                                                                     Exhibit 99
LEVI                  1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
NEWS

                                                Investor Contact: Eileen VanEss
For Immediate Release                                             (415) 501-2477
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                                                Media Contact:   Jeff Beckman
                                                                  (415) 501-1698

         Adverse Market Conditions Prompt Levi Strauss & Co. to Postpone
                        Private Placement of Senior Notes

SAN FRANCISCO (October 24, 2000) - Levi Strauss & Co. today announced that due to adverse market conditions, which have significantly worsened in the past two weeks, it has postponed its previously announced offering of $350 million of senior notes due 2007. The company had anticipated that this offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, would close in late October.


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